Exhibit 99.1

Contact:	Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports First Quarter 2017 Results
DELAWARE, Ohio (March 1, 2017) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, announced first quarter 2017 results. “Our global portfolio delivered solid results during the first quarter,” said Greif’s President and Chief Executive Officer, Pete Watson. “Greif’s gross profit and operating profit before special items1 margins both improved as we continued to execute our strategy of improved customer service and disciplined commercial and operational execution. Looking forward, we remain focused on advancing our strategy to generate greater value from our portfolio for the benefit of our customers and shareholders.”
First Quarter Highlights include:

•	Net sales increased $49.5 million to $820.9 million compared to $771.4 million for the first quarter of 2016.

•	Gross profit improved to $163.3 million compared to $151.3 million for the first quarter of 2016. Gross profit margin improved to 19.9 percent from 19.6 percent for the first quarter of 2016.

•
Operating profit improved $24.5 million and operating profit before special items improved $8.6 million compared to the first quarter of 2016. Operating profit margin before special items improved to 8.1 percent compared to 7.5 percent for the first quarter of 2016.

•
Net income of $5.4 million or $0.10 per diluted Class A share compared to net loss of $(11.1) million or $(0.19) per diluted Class A share for the first quarter of 2016. Net income, excluding the impact of special items, of $26.4 million million or $0.45 per diluted Class A share compared to net income, excluding the impact of special items, of $23.0 million or $0.40 per diluted Class A share for the first quarter of 2016.

•
Income tax expense for the first quarter of 2017 increased to $11.8 million from $6.0 million for the first quarter 2016, due primarily to changes in income mix, the impact of entities with a valuation allowance, and a change in assertions related to foreign unremitted earnings that triggered a first quarter 2017 charge of $4.4 million.

•
Cash used in operating activities increased $17.9 million compared to the first quarter of 2016. Free cash flow[2] declined by $9.4 million compared to the first quarter of 2016, primarily due to increased raw material purchases in the first quarter of 2017 compared to 2016 in anticipation of near-term increases in raw material costs.

•
During the first quarter of 2017, the Company purchased an annuity contract for approximately $49.2 million with defined benefit pension plan assets and, in connection with such purchase, the pension obligation for certain retirees under that plan in the United States was irrevocably transferred from the plan to the annuity contract. Additionally, lump sum payments totaling $35.1 million were made from defined benefit plan assets to certain participants who agreed to accept such payments, representing the current value of those participants' respective pension benefit. The settlement items described above resulted in a decrease in projected benefit obligation of $84.3 million and a non-cash settlement charge of $23.5 million.

1
A summary of all special items that are excluded from net income before special items, from earnings per diluted Class A share before special items and from operating profit before special items is set forth in the Selected Financial Highlights table following the Dividend Summary in this release.

2	Free cash flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Company Outlook
We reaffirm our 2017 fiscal year guidance as set forth below.

Class A Earnings Per Share before Special Items	$2.78 - $3.08
Note: 2017 GAAP Class A Earnings Per Share guidance is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities, non-cash pension settlements or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2017 Class A earnings per share before special items guidance, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and property, plant and equipment, acquisition costs, non-cash pension settlement charges, restructuring and impairment charges is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Segment Results
Net sales are impacted primarily by the volume of primary products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The tables below show the percentage impact of each of these items on net sales for our primary products, both including and excluding divestitures, for the first quarter of 2017 as compared to the first quarter of 2016 for the business segments with manufacturing operations:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services*	Paper Packaging & Services*	Flexible Products & Services*
	%	%	%
Currency Translation	(2.7)%	—	(4.3)%
Volume	3.0%	16.1%	(0.7)%
Selling Prices and Product Mix	10.3%	(0.8)%	5.1%
Total Impact of Primary Products	10.6%	15.3%	0.1%

Net Sales Impact - Primary Products, Excluding Divestitures:	Rigid Industrial Packaging & Services*	Paper Packaging & Services*	Flexible Products & Services*
	%	%	%
Currency Translation	(2.7)%	—	(4.5)%
Volume	3.0%	16.1%	3.5%
Selling Prices and Product Mix	10.3%	(0.8)%	4.9%
Total Impact of Primary Products	10.6%	15.3%	3.9%

* Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.
Rigid Industrial Packaging & Services
Net sales increased $26.6 million to $561.5 million for the first quarter of 2017 compared to $534.9 million for the first quarter of 2016. Divestitures (all involving non-primary products) and foreign currency translation both negatively impacted net sales by $25.2 million and $14.4 million, respectively, in the first quarter of 2017 compared to the first quarter of 2016. The $66.2 million increase for the first quarter 2017 compared to the first quarter of 2016 was due primarily to an increase in selling prices of our primary products due to strategic pricing decisions and increases in index prices of 10.3 percent and an increase in volumes of 3.0 percent.

Gross profit increased to $112.4 million (20.0 percent) for the first quarter of 2017 compared to $102.8 million (19.2 percent) for the first quarter of 2016 due to the same factors that impacted net sales, improvements in production costs and divestiture of select non-core and underperforming assets during 2016.
Operating profit was $28.7 million for the first quarter of 2017 compared to an operating loss of $2.6 million for the first quarter of 2016. Operating profit before special items and excluding the impact of divestitures increased to $43.4 million for the first quarter of 2017 from $35.4 million for the first quarter of 2016, due primarily to the same factors that impacted gross profit and a benefit due to a decrease in allocated corporate costs.

Paper Packaging & Services
Net sales increased $24.5 million to $182.9 million for the first quarter of 2017 compared with $158.4 million for the first quarter of 2016. The increase was due primarily to an increase in volumes in business at the mills and sheet feeder facilities and increased sales of specialty products of $12.0 million from the first quarter of 2016 to the first quarter of 2017.
Gross profit was $35.3 million (19.3 percent) for the first quarter of 2017 compared to $35.8 million (22.6 percent) for the first quarter of 2016. The decrease in gross profit margin was due primarily to increased input costs as well as reductions in published containerboard index prices, substantially offset by an increase in volumes.
Operating profit was $10.8 million for the first quarter of 2017 compared with $21.2 million for the first quarter of 2016. Operating profit before special items decreased to $19.9 million for the first quarter of 2017 from $22.7 million for the first quarter of 2017, due primarily to an increase in pension costs and allocated corporate costs.
Flexible Products & Services
Net sales decreased $3.2 million to $69.7 million for the first quarter of 2017 compared with $72.9 million for the first quarter of 2016 due primarily to the impact of one divestiture in 2016 of a unit selling primary products. Excluding the impact of that divestiture, primary product volume improvements increased net sales 3.5 percent from the first quarter of 2016 to the first quarter of 2017.
Gross profit was $13.1 million (18.8 percent) for the first quarter of 2017 compared to $10.5 million (14.4 percent) for the first quarter 2016. The margin improvement was due to reduced labor and fixed production costs and the continued impact of strategic volume and pricing decisions throughout 2016.
Operating profit was $0.5 million for the first quarter of 2017 compared to an operating loss of $3.1 million for the first quarter of 2016. Operating profit before special items was $1.6 million for the first quarter of 2017 compared to an operating loss of $1.6 million for the first quarter of 2016. The improvement in the operating profit before special items was due primarily to the same factors that impacted gross profit.

Land Management
Net sales increased $1.6 million to $6.8 million for the first quarter of 2017 compared to $5.2 million for the first quarter of 2016.
Operating profit was $2.1 million for both the first quarter of 2017 and 2016 with an increase in allocated corporate costs offseting the impact of the increase in net sales.
Dividend Summary
On February 28, 2017, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on April 1, 2017, to stockholders of record at the close of business on March 17, 2017.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED
(Dollars in millions, except per share amounts)

	Three months ended January 31,
	2017	2016
Selected Financial Highlights
Net sales	$820.9	$771.4
Gross profit	163.3	151.3
Gross profit margin	19.9%	19.6%
Operating profit	42.1	17.6
Operating profit before special items	66.7	58.1
EBITDA	69.2	46.9
EBITDA before special items	93.8	87.4
Cash used in operating activities	(44.1)	(26.2)
Free cash flow	(65.4)	(56.0)
Net income (loss) attributable to Greif, Inc.	5.4	(11.1)
Diluted Class A earnings (loss) per share attributable to Greif, Inc.	$0.10	$(0.19)
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.45	$0.40
Special items
Restructuring charges	$(0.3)	$2.3
Non-cash asset impairment charges	1.9	39.1
Non-cash pension settlement charge	23.5	—
Gain on disposal of properties, plants and equipment and businesses, net	(0.5)	(0.9)
Total special items	$24.6	$40.5
Total special items, net of tax and noncontrolling interest	21.0	34.1
Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.35	$0.59
	January 31, 2017	October 31, 2016
Operating working capital[4]	362.6	304.6

4	Operating working capital represents trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the first quarter of 2017 results on March 2, 2017, at 10:00 a.m. Eastern Time (ET). To participate, domestic callers should call 877-201-0168. The Greif ID is 67687104. The number for international callers is 1-647-788-4901. Phone lines will open at 9:30 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The Company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned in over 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our transformation and growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (x) we may encounter difficulties arising from acquisitions, (xi) in connection with acquisitions or divestitures, we may become subject to liabilities, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xiv) full realization of our deferred tax assets may be affected by a number of factors, (xv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xvi) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xviii) our business may be adversely impacted by work stoppages and other labor relations matters, (xix) we may not successfully identify illegal immigrants in our workforce, (xx) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (IT) and other business systems, (xxiii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxiv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxv) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxvii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxviii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxix) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxx) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxi) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars and shares in millions, except per share amounts)

	Three months ended January 31,
	2017	2016
Net sales	$820.9	$771.4
Cost of products sold	657.6	620.1
Gross profit	163.3	151.3
Selling, general and administrative expenses	96.6	93.2
Restructuring charges	(0.3)	2.3
Non-cash asset impairment charges	1.9	39.1
Pension settlement charge	23.5	—
Gain on disposal of properties, plants and equipment, net	(1.0)	(0.9)
Loss on disposal of businesses	0.5	—
Operating profit	42.1	17.6
Interest expense, net	18.7	18.5
Other expense, net	3.6	3.0
Income (loss) before income tax expense and equity earnings of unconsolidated affiliates, net	19.8	(3.9)
Income tax expense	11.8	6.0
Net income (loss)	8.0	(9.9)
Net income attributable to noncontrolling interests	(2.6)	(1.2)
Net income (loss) attributable to Greif, Inc.	$5.4	$(11.1)
Basic earnings (loss) per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.10	$(0.19)
Class B Common Stock	$0.13	$(0.29)
Diluted earnings (loss) per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.10	$(0.19)
Class B Common Stock	$0.13	$(0.29)
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7
Class B Common Stock	22.0	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7
Class B Common Stock	22.0	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in millions)

	January 31, 2017	October 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$106.8	$103.7
Trade accounts receivable	391.3	399.2
Inventories	304.2	277.4
Other current assets	234.8	140.0
	1,037.1	920.3
LONG-TERM ASSETS
Goodwill	747.9	786.4
Intangible assets	89.0	110.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	138.8	120.9
	1,026.6	1,068.8
PROPERTIES, PLANTS AND EQUIPMENT	1,135.6	1,163.9
	$3,199.3	$3,153.0
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$332.9	$372.0
Short-term borrowings	38.9	51.6
Current portion of long-term debt	—	—
Other current liabilities	248.5	235.6
	620.3	659.2
LONG-TERM LIABILITIES
Long-term debt	1,074.8	974.6
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	463.2	486.2
	1,581.3	1,504.1
REDEEMABLE NONCONTROLLING INTEREST	32.5	31.8
EQUITY
Total Greif, Inc. equity	955.0	947.4
Noncontrolling interests	10.2	10.5
	965.2	957.9
	$3,199.3	$3,153.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in millions)

	Three months ended January 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8.0	$(9.9)
Depreciation, depletion and amortization	30.7	32.3
Asset impairments	1.9	39.1
Pension settlement loss	23.5	—
Other non-cash adjustments to net income	(10.3)	0.1
Operating working capital changes	(65.1)	(35.2)
Deferred purchase price on sold receivables	(23.1)	(15.9)
Decrease in cash from changes in other assets and liabilities	(9.7)	(36.7)
Net cash used in operating activities	(44.1)	(26.2)
CASH FLOWS FROM INVESTING ACTIVITIES:
Collection of subordinated note receivable	—	44.2
Purchases of properties, plants and equipment	(21.3)	(29.8)
Purchases of and investments in timber properties	(2.1)	—
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	2.5	2.1
Net cash provided by (used in) investing activities	(20.9)	16.5
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	97.7	(2.4)
Dividends paid to Greif, Inc. shareholders	(24.5)	(24.5)
Other	(0.5)	(0.2)
Net cash provided by (used in) financing activities	72.7	(27.1)
Effects of exchange rates on cash	(4.6)	(4.1)
Net increase (decrease) in cash and cash equivalents	3.1	(40.9)
Cash and cash equivalents, beginning of period	103.7	106.2
Cash and cash equivalents, end of period	$106.8	$65.3

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Net sales:
Rigid Industrial Packaging & Services	$561.5	$534.9
Paper Packaging & Services	182.9	158.4
Flexible Products & Services	69.7	72.9
Land Management	6.8	5.2
Total net sales	$820.9	$771.4
Operating profit (loss):
Rigid Industrial Packaging & Services	$28.7	$(2.6)
Paper Packaging & Services	10.8	21.2
Flexible Products & Services	0.5	(3.1)
Land Management	2.1	2.1
Total operating profit	$42.1	$17.6
EBITDA[5]:
Rigid Industrial Packaging & Services	$45.7	$17.5
Paper Packaging & Services	19.1	28.9
Flexible Products & Services	1.2	(2.3)
Land Management	3.2	2.8
Total EBITDA	$69.2	$46.9
EBITDA before special items:
Rigid Industrial Packaging & Services	$60.4	$55.6
Paper Packaging & Services	28.2	30.4
Flexible Products & Services	2.3	(0.8)
Land Management	2.9	2.2
Total EBITDA before special items	$93.8	$87.4

5
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Net sales:
United States	$408.0	$372.4
Europe, Middle East and Africa	285.9	276.2
Asia Pacific and other Americas	127.0	122.8
Total net sales	820.9	771.4
Gross profit:
United States	$85.2	$78.9
Europe, Middle East and Africa	55.8	47.7
Asia Pacific and other Americas	22.3	24.7
Total gross profit	$163.3	$151.3
Operating profit (loss):
United States	$5.3	$18.5
Europe, Middle East and Africa	24.1	5.9
Asia Pacific and other Americas	12.7	(6.8)
Total operating profit	$42.1	$17.6

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED
(Dollars in millions)

	January 31, 2017	October 31, 2016
Trade accounts receivable	$391.3	$399.2
Plus: inventories	304.2	277.4
Less: accounts payable	332.9	372.0
Operating working capital	$362.6	$304.6

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA6
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Net income (loss)	$8.0	$(9.9)
Plus: Interest expense, net	18.7	18.5
Plus: Income tax expense	11.8	6.0
Plus: Depreciation, depletion and amortization expense	30.7	32.3
EBITDA	$69.2	$46.9
Net income (loss)	$8.0	$(9.9)
Plus: Interest expense, net	18.7	18.5
Plus: Income tax expense	11.8	6.0
Plus: Other expense, net	3.6	3.0
Operating profit	42.1	17.6
Less: Other expense, net	3.6	3.0
Plus: Depreciation, depletion and amortization expense	30.7	32.3
EBITDA	$69.2	$46.9

6
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA7
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Rigid Industrial Packaging & Services
Operating profit (loss)	$28.7	$(2.6)
Less: Other expense, net	2.4	1.7
Plus: Depreciation and amortization expense	19.4	21.8
EBITDA	$45.7	$17.5
Restructuring charges	(0.5)	1.4
Non-cash asset impairment charges	1.6	36.8
Non-cash pension settlement charge	14.1	—
Gain on disposal of properties, plants, equipment, net	(0.5)	(0.1)
EBITDA before special items	$60.4	$55.6
Paper Packaging & Services
Operating profit	$10.8	$21.2
Plus: Depreciation and amortization expense	8.3	7.7
EBITDA	$19.1	$28.9
Non-cash asset impairment charges	—	1.5
Non-cash pension settlement charge	9.2	—
Gain on disposal of properties, plants, equipment, net	(0.1)	—
EBITDA before special items	$28.2	$30.4
Flexible Products & Services
Operating profit (loss)	$0.5	$(3.1)
Less: Other expense, net	1.2	1.3
Plus: Depreciation and amortization expense	1.9	2.1
EBITDA	$1.2	$(2.3)
Restructuring charges	0.2	0.9
Non-cash asset impairment charges	0.3	0.8
Non-cash pension settlement charge	0.1	—
(Gain) loss on disposal of properties, plants, equipment, net	0.5	(0.2)
EBITDA before special items	$2.3	$(0.8)
Land Management
Operating profit	$2.1	$2.1
Plus: Depreciation, depletion and amortization expense	1.1	0.7
EBITDA	$3.2	$2.8
Non-cash pension settlement charge	0.1	—
Gain on disposal of properties, plants, equipment, net	(0.4)	(0.6)
EBITDA before special items	$2.9	$2.2
Consolidated EBITDA	$69.2	$46.9
Consolidated EBITDA before special items	$93.8	$87.4

7
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates

EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW8
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Net cash used in operating activities	$(44.1)	$(26.2)
Cash paid for purchases of properties, plants and equipment	(21.3)	(29.8)
Free Cash Flow	$(65.4)	$(56.0)

8	Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS9
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016
Operating profit (loss):
Rigid Industrial Packaging & Services	$28.7	$(2.6)
Paper Packaging & Services	10.8	21.2
Flexible Products & Services	0.5	(3.1)
Land Management	2.1	2.1
Total operating profit	42.1	17.6
Restructuring charges:
Rigid Industrial Packaging & Services	(0.5)	1.4
Flexible Products & Services	0.2	0.9
Total restructuring charges	(0.3)	2.3
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	1.6	36.8
Paper Packaging & Services	—	1.5
Flexible Products & Services	0.3	0.8
Total non-cash asset impairment charges	1.9	39.1
Non-cash pension settlement charge:
Rigid Industrial Packaging & Services	14.1	—
Paper Packaging & Services	9.2	—
Flexible Products & Services	0.1	—
Land Management	0.1	—
Total non-cash pension settlement charge	23.5	—
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	(0.5)	(0.1)
Paper Packaging & Services	(0.1)	—
Flexible Products & Services	0.5	(0.2)
Land Management	(0.4)	(0.6)
Total gain on disposal of properties, plants, equipment and businesses, net	(0.5)	(0.9)
Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	43.4	35.5
Paper Packaging & Services	19.9	22.7
Flexible Products & Services	1.6	(1.6)
Land Management	1.8	1.5
Total operating profit before special items	$66.7	$58.1

9
Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges, plus non-cash pension settlement charge, plus non-cash impairment charges, less (gain) loss on disposal of properties, plants, equipment, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME AND CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED
(Dollars in millions, except for per share amounts)

Three months ended January 31, 2017		Class A
Net Income Attributable to Greif, Inc.	$5.4	$0.10
Gain on disposal of properties, plants, equipment and businesses, net	(0.5)	(0.01)
Restructuring charges	3.8	0.06
Non-cash asset impairment charges	1.5	0.03
Non-cash pension settlement charge	16.2	$0.27
Net Income Attributable to Greif, Inc. Excluding Special Items	$26.4	$0.45

Three months ended January 31, 2016		Class A
Net Loss Attributable to Greif, Inc.	$(11.1)	$(0.19)
Gain on disposal of properties, plants, equipment and businesses, net	(0.6)	(0.01)
Restructuring charges	1.5	0.04
Non-cash asset impairment charges	33.2	0.56
Net Income Attributable to Greif, Inc. Excluding Special Items	$23.0	$0.40
All special items are net of tax and noncontrolling interests
The results for the three months ended January 31, 2017 for Net Income Attributable to Greif, Inc. Excluding Special Items are net of tax of $2.9 million and net of noncontrolling interest of $0.7 million. Included in the restructuring charges special item is a $4.4 million income tax charge due to a change in assertions related to unremitted foreign earnings as a result of the restructuring of our intercompany debt portfolio. The tax rate excluding the impact of special items for the first quarter of 2017 was 33.1 percent.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$561.5	$—	$561.5
Paper Packaging & Services	182.9	—	182.9
Flexible Products & Services	69.7	—	69.7
Land Management	6.8	—	6.8
Consolidated	$820.9	$—	$820.9

Gross Profit:
Rigid Industrial Packaging & Services	$112.4	$—	$112.4
Paper Packaging & Services	35.3	—	35.3
Flexible Products & Services	13.1	—	13.1
Land Management	2.5	—	2.5
Consolidated	$163.3	$—	$163.3

Operating Profit:
Rigid Industrial Packaging & Services	$28.7	$0.1	$28.6
Paper Packaging & Services	10.8	—	10.8
Flexible Products & Services	0.5	—	0.5
Land Management	2.1	—	2.1
Consolidated	$42.1	$0.1	$42.0

Operating profit before special items[10]:
Rigid Industrial Packaging & Services	$43.4	$—	$43.4
Paper Packaging & Services	19.9	—	19.9
Flexible Products & Services	1.6	—	1.6
Land Management	1.8	—	1.8
Consolidated	$66.7	$—	$66.7

10
See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES (CONTINUED)
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2016	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$534.9	$25.2	$509.7
Paper Packaging & Services	158.4	—	158.4
Flexible Products & Services	72.9	2.3	70.6
Land Management	5.2	—	5.2
Consolidated	$771.4	$27.5	$743.9

Gross Profit:
Rigid Industrial Packaging & Services	$102.8	$2.5	$100.3
Paper Packaging & Services	35.8	—	35.8
Flexible Products & Services	10.5	0.4	10.1
Land Management	2.2	—	2.2
Consolidated	$151.3	$2.9	$148.4

Operating Profit (loss):
Rigid Industrial Packaging & Services	$(2.6)	$(24.7)	$22.1
Paper Packaging & Services	21.2	—	21.2
Flexible Products & Services	(3.1)	0.1	(3.2)
Land Management	2.1	—	2.1
Consolidated	$17.6	$(24.6)	$42.2

Operating profit (loss) before special items[11]:
Rigid Industrial Packaging & Services	$35.5	$0.1	$35.4
Paper Packaging & Services	22.7	—	22.7
Flexible Products & Services	(1.6)	0.1	(1.7)
Land Management	1.5	—	1.5
Consolidated	$58.1	$0.2	$57.9

11
See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$820.9	$771.4	$49.5	6.4%
Impact of Divestitures	—	27.5
Net Sales Excluding the Impact of Divestitures	$820.9	$743.9
Currency Translation	(17.7)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$838.6	$743.9	$94.7	12.7%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
RIGID INDUSTRIAL PACKAGING & SERVICES
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$561.5	$534.9	$26.6	5.0%
Impact of Divestitures	—	25.2
Net Sales Excluding the Impact of Divestitures	$561.5	$509.7
Currency Translation	(14.4)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$575.9	$509.7	$66.2	13.0%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
PRIMARY PRODUCTS
NET SALES TO NET SALES EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED
(Dollars in millions)

	Three months ended January 31,
	2017	2016	Increase in Primary Products Net Sales ($)	Increase in Primary Products Net Sales (%)
Rigid Industrial Packaging & Services
Primary Products Net Sales	$493.9	$446.5
Impact of Divestitures	—	—
Primary Products Net Sales Excluding the Impact of Divestitures	$493.9	$446.5	$47.4	10.6%

Paper Packaging & Services
Primary Products Net Sales	$182.4	$158.1
Impact of Divestitures	—	—
Primary Products Net Sales Excluding the Impact of Divestitures	$182.4	$158.1	$24.3	15.3%

Flexible Products & Services
Primary Products Net Sales	$64.2	$64.1
Impact of Divestitures	—	(2.3)
Primary Products Net Sales Excluding the Impact of Divestitures	$64.2	$61.8	$2.4	3.9%